Exhibit 23.3
RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988
June 17, 2010
Boards of Directors
Atlantic Coast Federal MHC
Atlantic Coast Federal Corporation
Atlantic Coast Bank
505 Haines Avenue
Waycross, Georgia 31501
Members of the Boards of Directors:
     We hereby consent to the use of our firm’s name in the Form AC Application for Conversion for Atlantic Coast Federal Mutual Holding Company and in the Form S-1 Registration Statement for Atlantic Coast Financial Corporation, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statements concerning subscription rights and liquidation rights in such filings including the prospectus of Atlantic Coast Federal Corporation.

Sincerely,
/s/ RP Financial, LC.
RP FINANCIAL, LC.

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